EXHIBIT D
ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL
NOTICE OF WITHDRAWAL OF TENDER
Regarding Shares of
NEUBERGER PRIVATE MARKETS ACCESS FUND LLC
Tendered Pursuant to the Offer to Purchase
Dated August 28, 2026
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,
11:59 P.M., EASTERN TIME, ON FRIDAY, SEPTEMBER 25, 2026,
UNLESS THE OFFER IS EXTENDED.
Complete this Notice of Withdrawal and return to:
Neuberger Private Markets Access Fund LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212
Attention: Tender Offer Administrator
Fax: (816) 860-3140
Email: aiprocessing@umb.com
Questions? Phone: (844) 448-4480

Tender Withdrawal Letter Page 1 of 2

NEUBERGER PRIVATE MARKETS ACCESS FUND LLC
Ladies and Gentlemen:
The undersigned wishes to withdraw the tender of its shares of limited liability company interests (“Shares”) in Neuberger Private Markets Access Fund LLC (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated            , 2026.
Such tender was in the amount of:
☐
Entire amount of Shares

☐
Partial amount of Shares (Indicate the number or dollar amount of tendered Shares being withdrawn below):

Indicate the number of tendered Shares being withdrawn:

Number of Shares:	,	,	.
Indicate the dollar amount of tendered Shares being withdrawn:

Dollar Amount ($):	,	,	.
The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
SIGNATURE(S):
FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Shareholder

Print Name of Shareholder	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

Tender Withdrawal Letter Page 2 of 2